UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

March 31, 2015

(Date of earliest event reported)

Energen Corporation

(Exact name of registrant as specified in its charter)

Alabama	1–7810	63–0757759
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer identification No.)

605 Richard Arrington Jr. Boulevard North
Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip code)

(205) 326–2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23 0.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 31, 2015, Energen completed the sale of the majority of its natural gas assets in the San Juan Basin in New Mexico and Colorado (effective as of January 1, 2015) to Southland Royalty Company, LLC for an aggregate purchase price of $395 million. The sales proceeds were reduced by purchase price adjustments of approximately $11 million related to the operations of the San Juan Basin properties subsequent to December 31, 2014 and one-time adjustments related primarily to liabilities assumed by the buyer, which resulted in pre-tax proceeds to Energen of approximately $384 million before consideration of transaction costs of approximately $2.8 million. The purchase price is subject to further purchase price adjustments following closing. Energen used proceeds from the sale to reduce long-term indebtedness.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 and the Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2014.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 and Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

April 6, 2015	By	/s/ Charles W. Porter, Jr.
Charles W. Porter, Jr.
Vice President, Chief Financial Officer and Treasurer of Energen Corporation